SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2009

MEDCLEAN TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-03125	21-0661726
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Trowbridge Drive, Bethel, Connecticut 06801

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 798-1080

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 4, 2009, the employment agreement of Mr. Kevin Dunphy, Chief Financial Officer and Treasurer of the Registrant, terminated by its terms. Also effective August 4, 2009, Ms. Cheryl Kaine Sadowski, age 41, was appointed by the Board of Directors of the Registrant to the positions of Interim Chief Financial Officer and Treasurer. Ms. Kaine Sadowski will occupy such positions in an at will capacity until her successor is appointed by the Board of Directors.

Ms. Kaine Sadowski has been Vice-President and Controller of the Registrant since October 2008. From August 2004 until October 2008 she held several positions at eResearchTechnology, Inc. in Bridgewater, New Jersey, including Vice President, Business Management and Senior Director, Business Management, where she was responsible for the Professional Services, Project Management, Customer Care, Research & Development, IT and Cardiac Safety Divisions.

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

MEDCLEAN TECHNOLOGIES, INC.

By: /s/ Scott Grisanti
Scott Grisanti
President and CEO

Dated: August 6, 2009